As filed with the Securities and Exchange Commission on March 16, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aemetis, Inc.

(Exact name of registrant as specified in its charter)

20400 Stevens Creek Blvd., Suite 700,

Cupertino, California 95014

(408) 213-0940

(Address and telephone number of Principal Executive Office)

Delaware	26-1407544
(State of Incorporation)	(I.R.S. Employer Identification No.)

Aemetis, Inc. Amended and Restated 2019 Stock Plan

(Full title of the plan)

J. Michael Rockett

Executive Vice President, General Counsel,

and Corporate Secretary

Aemetis, Inc.

20400 Stevens Creek Blvd., Suite 700

Cupertino, CA 95014

(408) 213-0940

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 is filed by Aemetis, Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,749,217 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”) authorized to be issued under the Aemetis, Inc. Amended and Restated 2019 Stock Plan (the “2019 Plan”).

In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-285837, 333-278384, 333-270388, 333-263452, 333-254267, 333-248489, and 333-237101) filed with the Securities and Exchange Commission (the "Commission") on March 14, 2025, March 24, 2024, March 9, 2023, March 10, 2022, March 14, 2021, August 28, 2020, and March 12, 2020, respectively, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except to the extent supplemented, superseded or modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 16, 2026, which includes audited financial statements for the Registrant’s latest fiscal year;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report described in (a) above; and

(c) The description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Form 8-A filed with the Commission on June 3, 2014, as amended by the Amendment No. 1 to Form 8-A filed with the Commission on November 10, 2021, as further updated by the Description of Capital Stock filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on February 19, 2026, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 2, 2021)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2023)
4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2026)
5.1 *	Opinion of Willkie Farr & Gallagher LLP regarding the legality of the securities being registered
23.1 *	Consent of Independent Registered Public Accounting Firm
23.2 *	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
24 *	Power of Attorney (included on the signature page included in this Part II)
99.1

Aemetis, Inc. Amended and Restated 2019 Stock Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on July 23, 2021)

107 *	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on March 13, 2026.

Aemetis, Inc.

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chair and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric A. McAfee and Todd Waltz, and each of them, as their true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for their and in their name, place and stead, in any and all capacities, to sign this Form S-8 Registration Statement and any amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Eric A. McAfee	Chair of the Board and Chief Executive Officer	March 13, 2026
Eric A. McAfee	(Principal Executive Officer and Director)

/s/ Todd A. Waltz	Chief Financial Officer	March 13, 2026
Todd A. Waltz	(Principal Financial Officer)

/s/ Francis P. Barton	Director	March 13, 2026
Francis P. Barton

/s/ Lydia I. Beebe	Director	March 13, 2026
Lydia I. Beebe

/s/ John R. Block	Director	March 13, 2026
John R. Block

/s/ Naomi L. Boness	Director	March 13, 2026
Naomi L. Boness

/s/ Timothy A. Simon	Director	March 13, 2026
Timothy A. Simon